[Logo of Entergy]                                 Entergy Corporation
                                                  639 Loyola Avenue
                                                  New Orleans, LA 70113


                                                       Exhibit 99.1


                                                                News
                                                                Release


Date:        July 5, 2001

For Release: Immediate

Contact:     Yolanda Pollard (Media)      Nancy Morovich (Investor Relations)
             504-576-4238                 504-576-5506
             ypollar@entergy.com          nmorovi@entergy.com


          Entergy Offers Second Quarter Earnings Guidance



     (New  Orleans)  -  In accordance with Regulation  FD,  Entergy

Corporation (NYSE: ETR) today indicated that it is confident second quarter 2001 operational earnings will be at least 5 percent higher than  the  current published First Call earnings consensus estimate of  $0.91 per share.  Entergy cited continued excellent performance in its competitive businesses as the primary reason for its ability to  again exceed the market's earnings expectations and offered the following details:

     - all non-utility nuclear plants continue to perform well and are expected to contribute solid earnings in spite of the impact of scheduled refueling outages during the quarter at the Pilgrim and

       Indian Point 3 nuclear plants

     - Axia Energy, the trading arm of the Entergy-Koch venture, is expected to make a strong contribution to earnings in its first full quarter of operations


     Entergy  also  noted  that  second quarter  guidance  reflects decreased earnings from Entergy Wholesale Operations and the impact of weather, which was essentially normal during the quarter.

     Entergy  reaffirmed its operational earnings guidance for  the full  year  2001, estimated to be in a range of $3.00 to $3.20  per

share.   The company indicated that it is confident this range  can be  achieved,  even  though there will be no  operational  earnings contributed  by the Saltend plant for the remainder  of  the  year.

Entergy  announced earlier today that Saltend, a 1,200 MW gas-fired plant  in the United Kingdom, is being sold to Calpine Corporation.

The  transaction is expected to result in a gain to Entergy,  which will  be  treated  as a special item as part of  3rd  quarter  2001 results.

     Entergy plans to provide an updated, detailed review of annual earnings guidance in its second quarter earnings release, which  is scheduled  for  Tuesday, July 31, 2001.  A teleconference  will  be held  on  July 31st at 10:00 CDST, and may be accessed  by  calling

Premiere  Conferencing at (913) 981-5508 no more  than  15  minutes prior to the start of the call.  The confirmation number is 694937.

For  seven days following the teleconference, a tape delay will  be

available  and  may  be  accessed  by  dialing  719-457-0820.   The

confirmation  number is the same.  Internet users may  also  access

the    teleconference    by   visiting   Entergy's    website    at

www.entergy.com.

     Entergy   is   a  major  global  energy  company  with   power

production,   distribution  operations  and   related   diversified

services.   Entergy  owns,  manages, or  invests  in  power  plants

generating  more than 30,000 megawatts of electricity  domestically and  internationally, and delivers electricity to about 2.6 million customers  in  portions  of  Arkansas, Louisiana,  Mississippi  and

Texas.   Through Entergy-Koch, L.P., it is also a leading  provider of wholesale energy marketing and trading services.



                               -30-


           Entergy's online address is www.entergy.com.


The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward-looking statements, estimates and projections. Factors that could influence actual future outcomes include regulatory decisions, the effects of changes in law, the evolution of markets and competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial markets, risks associated with businesses conducted in foreign countries, changes in business plan, the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Entergy Corporation's policies, including the amount and rate of growth of Entergy Corporation's expenses; the continued availability to Entergy Corporation of adequate funding sources and changes in interest rates; delays or difficulties in the production, delivery or installation of products and the provision of services; and various legal, regulatory and litigation risks. Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Entergy Corporation's filings with the Securities and Exchange Commission.